                                                                    Exhibit 12.1


                         KEY PRODUCTION COMPANY, INC.
        Statement of Computation of Ratios of Earnings to Fixed Charges


                                                        Six Months Ended
(In thousands, except ratio amounts)                        June 30,
                                                        ----------------
                                                         2000      1999
                                                        ------    ------
Earnings:

  Pretax income                                         15,011     2,163
  Plus: Fixed charges excluding capitalized interest     1,786     1,312
                                                        ------    ------
                                                        16,797     3,475
                                                        ======    ======

Fixed Charges:

  Interest expensed including capitalized interest       2,239     1,918
  Amortization of debt expenses                            179         6
                                                        ------    ------
                                                         2,418     1,924
                                                        ======    ======

Ratio of earnings to fixed charges                        6.95      1.81
                                                        ======    ======